Exhibit 4.1

TUYA INC.

2015 EQUITY INCENTIVE PLAN

(Adopted by the Company’s Board of Directors on December 23, 2014)

(Approved by the Company’s Members on December 23, 2014)

(Amended on July 30, 2020, February 21, 2021, February 25, 2021 and June 15, 2022)

1.

Purposes of the Plan The purposes of this Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to selected Employees, Directors, and Consultants and to promote the success of the Company’s business. The Plan permits the grant of Options, Restricted Shares and RSUs as the Administrator may determine.

2.	Definitions For the purposes of this Plan, the following terms shall have the following meanings:

(a)	“Administrator” means the Board or any of its Committees as shall be administering the Plan in accordance with Section 4 hereof.

(b)

“Applicable Law” means any applicable legal requirements relating to the administration of and the issuance of securities under equity securities-based compensation plans, including, without limitation, the requirements of U.S. state corporate laws, U.S. federal and state securities laws, U.S. federal law, the Code, the laws of the Cayman Islands,   the laws of the People’s Republic of China, the Hong Kong Listing Rules, the Securities and Futures Ordinance (Cap. 571 of  the  Laws  of  Hong  Kong), and  the  requirements of  any stock exchange or  quotation system upon which the Shares may then be  listed  or quoted and the applicable laws, rules and regulations of any other country or jurisdiction where Awards are, or will be, granted under the Plan. For all purposes of  this Plan, references to statutes shall be deemed to include any rules and regulations promulgated pursuant to authority set forth in such statutes and references to statutes  and regulations shall be deemed to include any successor statutes or regulations, to the extent reasonably appropriate as determined by the Administrator.

(c)	“Award” means, individually or collectively, a grant under the Plan of Options, Restricted Shares or RSUs.

(d)

“Award Agreement” means a  written or  electronic agreement between the  Company and a Participant, the form(s) of which shall be approved from time to time by the Administrator, evidencing the terms and conditions of an individual  Award  granted under the Plan, and includes any documents attached to or incorporated into the Award Agreement. The Award Agreement is subject to the terms and conditions of the Plan.

(e)	“Board” means the Board of Directors of the Company.

(f)	“Change in Control” means the occurrence of any of the following events:

(i)

Change in Ownership of the Company. A change in the ownership of the Company which occurs on  the date that any one person, or  more than one person acting as    a group (“Person”), acquires ownership of the share capital of the Company that, together with the share capital held by such Person, constitutes more than 50% of the total voting power of the share capital of the Company, except that any change in the ownership of the share capital of the Company as a result of a private financing of the Company that is approved by the Board will not be considered a Change in Control; or

(ii)

Change in Effective Control of the Company. If the Company has a class of securities registered pursuant to Section 12  of  the  Exchange  Act,  a  change  in the effective control of the Company which  occurs on  the  date  that  a  majority  of members of the  Board  are  replaced  during  any  twelve  (12)  month  period by Directors whose appointment or election  is  not  endorsed  by  a  majority  of  the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to be in effective control    of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii)

Change in Ownership of a Substantial Portion of the Company’s Assets. A change in  the ownership of  a  substantial portion of  the Company’s assets which occurs  on the date that any Person acquires (or has acquired  during  the  twelve  (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a  total gross fair market value equal   to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this Section 2(f), persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or  acquisition of  shares, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a  change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations  and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time. Further and for the avoidance of doubt, a transaction will not  constitute a Change in Control if: (i) its sole purpose is to change the jurisdiction of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(g)	“Class A Ordinary Shares” means a class A ordinary share of par value US$0.00005 each in the share capital of the Company.

(h)	“Code” means the U.S. Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(i)

“Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or by the compensation committee of the Board, in accordance with Section 4 hereof.

(j)	“Company” means Tuya Inc., a Cayman Islands exempted company, or any successor corporation thereto.

(k)	“Consultant” means any person who is engaged by the Company or any Parent or Subsidiary to render consulting or advisory services to such entity.

(l)	“Date of Grant” means the date an Award is granted to a Participant in accordance with Section 15 hereof.

(m)	“Director” means a member of the Board.

(n)

“Disability” means total and permanent  disability  as  defined  in  Section  22(e)(3)  of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(o)

“Employee” means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary. Neither service as a  Director nor payment of         a director’s fee by the Company or any Parent or Subsidiary shall be sufficient to constitute “employment” by the Company or any Parent or Subsidiary.

(p)

“Exercise Price” means the amount for which one Share may be purchased upon exercise of an Option, as specified by the Administrator in the applicable Award Agreement in accordance with Section 6(d) hereof.

(q)	“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(r)

“Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have higher or lower Exercise Prices or Purchase Prices and different terms), awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator and/or (iii) the Exercise Price or Purchase Price of an outstanding Award  is reduced or increased. The terms and conditions of any Exchange Program will be determined by the Administrator in its sole discretion.

(s)	“Fair Market Value” means, as of any date, the value of the Shares determined as follows:

(i)

if the Shares are listed on any established stock exchange or a national market system, including, without limitation, The New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market of The Nasdaq Stock Market or The Stock Exchange of Hong Kong Limited, the Fair Market Value shall be the closing sales price for the Shares (or if no closing sales price was reported on that date, as applicable, on the last trading date such closing sales price was reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(ii)	in the absence of an established market for the Shares, the Fair Market Value thereof shall be determined in good faith by the Administrator in accordance with Applicable Law.

(t)	“Fiscal Year” means a fiscal year of the Company.

(u)	“Hong Kong Listing Rules” means the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited.

(v)	“Hong Kong Stock Exchange” means The Stock Exchange of Hong Kong Limited.

(w)

“Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an  incentive stock option within the meaning of  Section 422 of  the Code and the regulations promulgated thereunder.

(x)	“Member” means an owner of Shares.

(y)	“Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(z)

“Option” means an option to purchase Shares that is granted pursuant to the Plan in accordance with Section 6 hereof. An Option that is not designated as  a  Reg. S  Option is, unless the Administrator provides otherwise, intended to comply with and qualify under Rule 701 promulgated under the Securities Act.

(aa) “Parent” means a “parent corporation” with respect to  the Company, whether now  or hereafter existing, as defined in Section 424(e) of the Code.

(bb) “Participant” means the holder of an outstanding Award granted under the Plan, or the holder of Shares issuable or issued pursuant to the exercise of an Award.

(cc) “Period of Restriction” means the period during which the transfer of Restricted Shares are subject to restrictions and therefore, the Restricted Shares are subject     to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(dd) “Plan” means this 2015 Equity Incentive Plan, as amended from time to time.

(ee) “Purchase Price” means the amount of consideration, if any, for which one Share may be acquired pursuant to an Award of Restricted Shares, as specified by the Administrator in the applicable Award Agreement in accordance with Section 7(d) hereof.

(ff) “Reg. S Option” means an Option that (i) is  granted to  a  Service Provider who is  not a U.S. Person, and (ii) is not intended to qualify under Rule 701 promulgated under the Securities Act.

(gg) “Reg. S  Restricted Shares” means an Award of Restricted Shares that (i) is granted  to a Service Provider who is not a U.S. Person, and (ii) is not intended to qualify under Rule 701 promulgated under the Securities Act.

(hh) “Reg. S RSUs” means an Award of RSUs that (i) is granted to a Service Provider  who is not a U.S. Person, and (ii) is not intended to qualify under Rule 701 promulgated under the Securities Act.

(ii)

“Restricted Shares” means Shares issued pursuant to an Award of Restricted Shares under Section 7 hereof or issued pursuant to the early exercise of  an  Option. Restricted Shares that are not designated as Reg. S Restricted Shares are, unless the Administrator provides otherwise, intended to comply with and qualify under Rule 701 promulgated under the Securities Act.

(jj)  “RSUs” means is an award of restricted stock units covering a  number of Shares   that may be settled in cash, by issuance of those Shares at a  date in the future,        or by a combination of cash and Shares that is granted pursuant to the Plan in accordance with Section 8 hereof. RSUs that are not designated as Reg. S RSUs are, unless the Administrator provides otherwise, intended to comply with and qualify under Rule 701 promulgated under the Securities Act.

(kk) “Securities Act” means the U.S. Securities Act of 1933, as amended. (ll) “Service Provider” means an Employee, Director, or Consultant.

(mm)“Share” means a Class A Ordinary Share of the Company, as adjusted in accordance with Section 13 hereof.

(nn) “Shareholders Agreement” means any agreement between a Participant and the Company or Members of the Company or both.

(oo) “Subsidiary” means, at the relevant date of determination, any companies of which actual or de facto is held, directly or indirectly, by the Company by way of equity ownership or contractual arrangements or otherwise.

(pp) “Ten Percent Owner” means  a  Service  Provider  who  owns  more  than  10%  of the total combined voting power of all classes of outstanding securities of the Company or any Parent or Subsidiary. In determining ownership of securities, the attribution rules of Section 424(d) of the Code shall apply.

(ww) “U.S.” or “United States” means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

(rr)	“U.S. Person” has the meaning accorded to it in Rule 902(k) of the Securities Act, and currently includes:

(i)	any natural person resident in the United States;

(ii)	any partnership or corporation organized or incorporated under the laws of the United States;

(iii)	any estate of which any executor or administrator is a U.S. Person;

(iv)	any trust of which any trustee is a U.S. Person;

(v)	any agency or branch of a foreign entity located in the United States;

(vi)	any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person;

(vii)	any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

(viii)	any partnership or corporation if:

(A)	organized or incorporated under the laws of any foreign jurisdiction; and

(B)

formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as  defined  in Rule 501(a) promulgated under the Securities Act) who are not natural persons, estates or trusts.

3.	Shares Subject to the Plan

(a)

Basic Limitation. The total number of Shares which may be issued and/or transferred upon the vesting or exercise of all Awards to be granted under the Plan and any other share award schemes of the Company shall not exceed 64,889,052 Class A Ordinary Shares, in which only up to 49,914,656 Class A Ordinary Shares, representing ten per cent. (10%) of the Class A Ordinary Shares in issue immediately upon the listing of the Class A Ordinary Shares on the Hong Kong Stock Exchange (the “Plan Limit”), may be issued pursuant to Awards in the form of Options. Any Awards in the form of Options that were previously granted under the Plan (including those outstanding, cancelled, lapsed in accordance with the Plan or exercised options) will not be counted for the purpose of calculating the Plan Limit. At any time, the maximum number of Shares which may be issued and/or transferred upon the vesting or exercise of all outstanding Options which have been granted and have yet to vest or be exercised under the Plan   and any options granted under any other share award schemes of  the Company shall    not exceed thirty per cent. (30%)  of  the  Class  A  Ordinary Shares in  issue  from  time to time. Notwithstanding anything to the contrary, the Shares underlying any  grants made pursuant to the Plan shall be strictly limited to Class A Ordinary Shares or at the discretion of the Board or Committee as the Administrator, the American depository shares (“ADSs”) in an amount equivalent to the number of Class A Ordinary Shares which otherwise would be distributed pursuant to an Award may be distributed in lieu     of Class A Ordinary Shares in settlement of any Award.

(b)

Additional Shares. Subject to the Basic Limitation provided in Section  3(a),  if  an Award expires, becomes  unexercisable,  or  is  cancelled,  forfeited  to  or  repurchased by the Company due to the failure to vest,  or  otherwise  terminated  without  having been exercised or settled in full, as the case may be, or is surrendered pursuant to an Exchange Program, the Shares allocable to the unexercised (or forfeited or repurchased) portion of  the Award shall again become available for future grant or  sale under the   Plan (unless the Plan has been earlier terminated). Shares that actually have been issued under the Plan, upon exercise of an Option, delivery under a Restricted Share or in settlement of an RSU, shall not be returned to the Plan and shall not become available  for future distribution under the Plan, except that in the event that Shares issued under   the Plan are reacquired by the Company pursuant to any forfeiture provision, right of repurchase or redemption, or are used to satisfy the Exercise Price or Purchase Price for the Award or any tax withholding obligations related to an Award, such Shares shall again become available for future grant or sale under the Plan (unless the Plan has been earlier terminated). Notwithstanding the foregoing and, subject to  adjustment provided  in Section 13, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal (a) ten multiplied by (b) the aggregate Share number stated in Section 3(a) hereof, plus, to  the extent allowable under Section 422 of  the Code and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan under this Section 3(b).

(c)	Participant’s Maximum Holding

(i)

Subject to Section 3(c)(ii) below, the maximum number of Shares issued and to be issued and/or transferred and to be transferred upon the vesting or exercise of the Options granted to each Participant under the Plan (including all vested, exercised and outstanding Awards) in any 12-month period shall not (when aggregated with any Shares underlying the awards granted during such period under  any  other share award schemes of the Company) exceed one per cent. (1%) of the Shares in issue for the time being.

(ii)

Where any further grant of Options to a Participant would result in this one per cent. (1%) limit being exceeded for the 12-month period up to and including the  date of such further grant, such further grant must be separately approved by Members in  general meeting with such Participant and his close associates (or    his associates if the participant is a  connected  person)  abstaining  from  voting. The Company must send a circular to the Members disclosing the identity of the Participant in question, the number and terms of the awards to be granted (and awards previously granted to such Participant) and such other information required under the Hong Kong Listing Rules.

4.	Administration of the Plan

(a)	Procedure

(i)	Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii)

Other Administration. Other than as provided above, the Plan shall be administered by the Board or a Committee appointed by the Board, which Committee shall be constituted to comply with Applicable Law.

(b)

Powers of the Administrator Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee,    and subject to the approval of any relevant authorities, the Administrator shall have the authority in its discretion:

(i)	to determine the Fair Market Value;

(ii)	to select the Service Providers to whom Awards may from time to time be granted hereunder;

(iii)	to determine the number of Shares to be covered by each Award granted hereunder;

(iv)	to approve the form(s) of agreement, including, without limitation, the Award Agreement, for use under the Plan;

(v)

to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder including, but not limited to, the Exercise Price, the Purchase Price, the time or times  when  Options  may  be  exercised  (which may be based on performance criteria), the time or times when repurchase or redemption rights shall lapse, any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi)	to institute and determine the terms and conditions of an Exchange Program;

(vii)

to prescribe, amend, and rescind rules and regulations relating to the Plan, including rules and regulations relating to  sub-plans established for the purpose   of satisfying applicable laws of jurisdictions other than the United States or for qualifying for favorable tax treatment under applicable foreign laws;

(viii)

to modify or amend each Award (subject to Section 19 hereof and Participant consent if the modification or amendment is to the Participant’s detriment), including, without limitation, the discretionary authority to extend the post-termination exercisability of an Option longer than is  otherwise provided for in an Award Agreement or accelerate the vesting or  exercisability of  an  Option, the vesting of RSUs or lapsing of a repurchase or redemption right or forfeiture provision to which Restricted Shares may be subject;

(ix)	to allow Participants to satisfy withholding tax obligations in a manner prescribed in Section 9;

(x)	to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan; and

(xi)	to make any other determination and take any other action that the Administrator deems necessary or desirable for the administration of the Plan.

(c)

Delegation of Authority to Officers Subject to Applicable Law, the Administrator may delegate limited authority to specified officers of the Company to execute on behalf       of the Company any instrument required to effect an Award previously granted by the Administrator.

(d)	Effect of Administrator’s Decision All decisions, determinations, and interpretations of the Administrator shall be final and binding on all Participants and any other holders of Awards.

(e)

Appointment of Trustee The Company may establish a Trust and appoint a Trustee to assist with the administration, exercise and vesting of Awards granted under the Plan. The Company may, to the extent permitted by the Applicable Laws, (a) allot and issue Shares to the Trustee and/or (b) direct and procure the Trustee to make on-market purchases of Shares, in either case to satisfy the Awards upon vesting or exercise. The Company shall, to the extent permitted by the Applicable Laws, provide sufficient funds  to the Trustee by whatever means as the Board may in its absolute discretion determine to enable the Trustee to satisfy its obligations in connection with the administration, vesting and exercise of Awards. If a  Trustee is appointed, it is expected that the terms    of the trust deed will provide that the Trustee shall not exercise the voting  rights  attached to the Shares allotted and issued to the Trustee and/or acquired by the Trustee through on-market purchases for the purpose of the Plan before such Shares/ADSs are transferred to the participants upon vesting or exercise of the Awards.

5.	Eligibility

(a)

General Rule Only Service Providers that are not U.S. Persons, or trusts established in connection with any employee benefit plan of the Company (including the Plan) for the benefit of a Service Provider, shall be eligible for the grant of Reg. S Options, Reg. S RSUs and Reg. S Restricted Shares. Nonstatutory Stock Options that are not designated as Reg. S Options, RSUs that are not designated as Reg. S RSUs and Restricted Shares that are not designated as Reg. S Restricted Shares may be granted to Service Providers only. Incentive Stock Options may be granted to Employees only. Any Awards granted to Consultants that are intended to comply with and qualify under Rule 701 promulgated under the Securities Act may only be granted to natural persons who meet the requirements set forth under Rule 701(c)(1)(ii) and (iii) of the Securities Act.

(b)

Members with Ten-Percent Holdings A Ten Percent Owner shall not be eligible for the grant of an Incentive Stock Option unless (i) the Exercise Price is at least 110% of the Fair Market Value on the Date of Grant, and (ii) the Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the Date of Grant.

(c)

Service Providers Located in California Notwithstanding any contrary provision of the Plan, a Service Provider located in California is eligible to receive only Awards that comply with the California Award Terms and Conditions attached hereto as Exhibit A.

(d)

Connected Persons Any grants of Awards to connected persons (as defined in the Hong Kong Listing Rules) shall be made in compliance with all applicable requirements under Chapter 14A of the Hong Kong Listing Rules.

(e)

The Company shall not grant any Awards after inside information (as defined in the Hong Kong Listing Rules) has come to its knowledge until (and including) the trading day after it has announced the information. In particular, it may not grant any Award during the period commencing one month immediately before the earlier of: (i) the date  of the Board meeting (as such date is first notified to the Hong Kong Stock Exchange under the Hong Kong Listing Rules) for approving the Company’s results for any year, half-year, quarterly or any other interim period (whether or not required under the Hong Kong Listing Rules); and (ii) the deadline for the issuer to announce its results for any year or half-year under the Hong Kong Listing Rules, or quarterly or any other interim period (whether or  not required under the Hong Kong Listing Rules), and ending on    the date of the results announcement. No Award may be granted during any period of delay in publishing a results announcement. Furthermore, no Awards shall be granted (i) during the period of 60 days immediately preceding the publication date of the annual results of our Company or if shorter, the period from the end of the relevant financial year up to the publication date of such results; and (ii) during the period of 30 days immediately preceding the publication date of  the  half-year results of  our  Company or if shorter, the period from the end of the relevant half-year period up to the publication date of such results.

6.	Terms and Conditions of Options

(a)

Award Agreement Each grant  of  an  Option  under  the  Plan  shall  be  evidenced  by an Award Agreement between  the  Participant  and  the  Company.  Each  Option  shall be subject to all applicable terms and  conditions of  the  Plan  and  may  be  subject to  any other terms and conditions that are not inconsistent with the Plan and that the Administrator deems appropriate for inclusion in an  Award Agreement. The provisions  of the various Award Agreements entered into under the Plan need not be identical.

(b)

Type of Option Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding a designation of an Option as an Incentive Stock Option, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a  Participant during any calendar year (under all plans  of the Company and any Parent or Subsidiary) exceeds US$100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(b), Incentive Stock Options shall be  taken into account in  the order in  which they were granted.     The Fair Market Value of the Shares shall be determined as of the Date of Grant, and calculation will be performed in accordance with Section 422 of the Code and the Treasury Regulations promulgated thereunder. Each Option also may be designated as a Reg. S Option or as an Option other than a Reg. S Option.

(c)	Number of Shares Each Award Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 13 hereof.

(d)

Exercise Price In relation to the grant of Options, each Award Agreement shall specify the Exercise Price. The Exercise Price of an Incentive Stock Option shall not be less  than 100% of the Fair Market Value per Share on the Date of Grant, and a higher percentage may be required by Section 5(b) hereof. Subject to the preceding provisions  of this Section 6(d), the Exercise Price of any Option shall be determined by the Administrator in its sole discretion. The Exercise Price shall be payable in accordance with Section 10 hereof and the applicable Award Agreement. Notwithstanding anything  to the contrary in the foregoing or in Section 5(b), in the event of a  transaction described in Section 424(a) of the Code, then, consistent with Section 424(a) of the Code, Incentive Stock Options may be issued at an Exercise Price other than as required by the foregoing provisions of this Section 6(d) and Section 5(b). In any event, the Exercise Price shall not be less than the highest  of  (as  applicable):  (a)  the  closing sales price of the Shares as quoted on the principal exchange or system on which the Class A Ordinary Shares are listed (as determined by the Administrator) on the Date of Grant, which must be a business day; (b) the average closing sales price of the Class A Ordinary Shares as quoted on the principal exchange or system on which the Class A Ordinary Shares are listed for the five business days immediately preceding the Date of Grant; and (c) the nominal value of the Shares.

(e)

Term of Option The Award Agreement shall specify the term of the Option; provided, however, that the term shall not exceed ten (10) years from the Date of Grant, and a shorter term may be required by Section 5(b) hereof. Subject to the preceding sentence, the Administrator in its sole discretion shall determine when an Option is to expire.

(f)

Exercisability Each Award Agreement shall specify the date when all or any installment of the Option is to become exercisable. The exercisability provisions of any Award Agreement shall be determined by the Administrator in its sole discretion.

(g)

Exercise Procedure Any Option granted hereunder  shall  be  exercisable  according  to the terms hereof at such times and under such conditions as may be determined by the Administrator and as set forth in the Award Agreement; provided, however, that an Option shall not be exercised for a fraction of a Share. Unless otherwise provided in the Award Agreement, no performance targets are required to be achieved before an Option can be exercised.

(i)

An Option shall be deemed exercised when the Company receives (A) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, (B) full payment for the Shares with respect to  which the Option is  exercised, together with any applicable tax withholding, and (C) all representations, indemnifications, and documents requested by the Administrator, including, without limitation, any Shareholders Agreement. Full payment may consist of  any  consideration  and  method  of  payment  authorized by the Administrator in accordance with Section 10 hereof and permitted by the Award Agreement and the Plan.

(ii)

Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in  the name of  the Participant and  his or her spouse. Subject to the provisions of Sections 9, 10, 16, and 17, the Company shall issue (or cause to be issued) certificates evidencing the issued Shares promptly after the Option is exercised. Notwithstanding the foregoing, the Administrator in its discretion may require the Company to retain possession of  any certificate evidencing Shares acquired upon the exercise of an Option if those Shares remain subject to forfeiture, repurchase or redemption under the provisions of the Award Agreement, any Shareholders Agreement, or any other agreement between the Company and the Participant, or if  those Shares are collateral for a  loan or obligation due to the Company.

(iii)

Exercise of an Option in any manner shall result in a decrease in the number of Shares thereafter available, both for purposes of the Plan (in accordance with Section 3(b)) and for sale under the Option, by the number of Shares as to which the Option is exercised.

(h)	Termination of Service (other than by death)

(i)	If a Participant ceases to be a Service Provider for any reason other than because of death, then the Participant’s Options shall expire on the earliest of the following occasions:

(A)	The expiration date determined by Section 6(e) hereof;

(B)

The thirtieth (30th) day following the termination of the Participant’s relationship as a  Service Provider for any reason other than Disability, or such other date as the Administrator may determine and specify in the Award Agreement, provided that no Option  that  is  exercised  after  the  expiration of the three-month period immediately following the termination of the Participant’s relationship as an Employee shall be treated as an Incentive Stock Option; or

(C)

The last day of the six-month period following the termination of the Participant’s relationship as a Service Provider by reason of Disability, or  such other date as the Administrator may determine and specify in the Award Agreement; provided that no Option that  is  exercised after  the  expiration  of the twelve-month period immediately following the termination of the Participant’s relationship as an Employee shall be treated as an Incentive Stock Option.

(ii)

Following the termination of the Participant’s relationship as a  Service Provider, the Participant may exercise all or part of the Participant’s Option at any time before the expiration of the Option as set  forth  in  Section  6(h)(h)  hereof,  but only to the extent that the Option was vested and exercisable as of the date of termination of the Participant’s relationship as a Service Provider (or  became vested and exercisable as a result of the termination). Unless the Administrator provides otherwise in an  Award  Agreement,  the  balance  of  the  Shares  subject to the Option shall be forfeited on the date of termination of the Participant’s relationship as a Service Provider. In  the  event  that  the  Participant  dies  after  the termination of the Participant’s relationship as a  Service Provider but before  the expiration of the Participant’s Option as  set  forth  in  Section 6(h)(h) hereof,  all or part of the Option may be exercised (prior to expiration) by the executors     or administrators of the Participant’s estate or by  any  person who  has  acquired  the Option directly from the Participant by beneficiary designation, bequest, or inheritance, but only to the extent that the Option was vested and exercisable as    of the termination date of the Participant’s relationship as a Service Provider (or became vested and exercisable as a result of  the termination). Any Shares subject  to the portion of the Option that are vested as of the termination date of the Participant’s relationship as a Service Provider but that  are  not  purchased prior  to the expiration of the Option pursuant to this Section 6(h) shall be forfeited immediately following the Option’s expiration.

(i)	Death of Participant

(i)	If a Participant dies while a Service Provider, then the Participant’s Option shall expire on the earlier of the following dates:

(A)	The expiration date determined by Section 6(e) hereof;

(B)	The last day of the six-month period immediately following the Participant’s death, or such other date as the Administrator may determine and specify in the Award Agreement.

(ii)

All or part of the Participant’s Option may be exercised at any time before the expiration of  the Option as  set forth in  Section 6(i)(i) hereof by  the executors      or administrators of the Participant’s estate or by  any  person who  has  acquired  the Option directly from the Participant by beneficiary designation, bequest, or inheritance, but only to the extent that the Option was vested and exercisable as    of  the  date  of  the  Participant’s death  or  had  become vested and  exercisable as  a result of the death. The balance of the Shares subject to the Option shall be forfeited upon the Participant’s death. Any Shares subject to the portion of the Option that are vested as  of  the Participant’s death but that are not purchased  prior to the expiration of the Option pursuant to this Section 6(i) shall be forfeited immediately following the Option’s expiration.

(j)

Restrictions on Transfer of Shares Shares issued upon exercise of an Option shall be subject to such forfeiture conditions, rights  of  repurchase  or  redemption,  rights  of first refusal, and other transfer restrictions as the Administrator may determine. The restrictions described in the preceding sentence shall be set forth in the  applicable  Award Agreement and shall apply in addition to any restrictions that may apply  to holders of Shares generally.

7.	Terms and Conditions of Restricted Shares

(a)

Award Agreement Each Restricted Share granted under the Plan shall be  evidenced by  an Award Agreement between the Participant  and  the  Company,  which  will  specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Each Restricted Share shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and    that the Administrator deems appropriate for inclusion in an Award Agreement. Unless the Administrator determines otherwise, the Company as escrow agent will hold the Restricted Shares until the restrictions on such Shares have lapsed. The provisions of    the various Award Agreements entered into under the Plan need not be identical.

(b)

Type of Restricted Share Each Restricted Share may be designated as a Reg. S Restricted Share or as a Restricted Share other than a Reg. S Restricted Share. If the Award Agreement does not specify the type of Restricted Share, the  Restricted Share  will not be treated as a Reg. S Restricted Share.

(c)

Duration of Offers and Nontransferability of Restricted Shares Any Restricted Shares granted under the Plan shall automatically expire if not exercised by the Participant within 30 days (or such longer time as is specified in the Award Agreement) after the Date of Grant. Except as provided in this Section 7 or as the Administrator determines, Restricted Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction and shall be exercisable only by the Participant to whom the Restricted Share was granted.

(d)	Purchase Price The Purchase Price, if any, shall be determined by the Administrator in its sole discretion. The Purchase Price, if any, shall be payable in a form described in Section 10 hereof.

(e)

Restrictions on Transfer of Shares Any Shares awarded or sold pursuant to Restricted Shares shall be subject to such forfeiture conditions, rights of repurchase or redemption, rights of first refusal, escrow provisions and other transfer restrictions as the Administrator may determine. The restrictions described in  the  preceding  sentence shall be set forth in the applicable Award Agreement and shall apply in addition to any restrictions that may apply to holders of Shares generally.

(f)

Removal of Restrictions Except as otherwise provided in this Section 7,  Restricted Shares granted under the Plan shall be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(g)

Voting Rights During the Period of Restriction, Service Providers holding Restricted Shares granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(h)

Dividends and Other Distributions During the Period of Restriction, Service Providers holding Restricted Shares shall be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Restricted Shares with respect to which they were paid.

8.	Terms and Conditions of Restricted Stock Units

(a)

Awards of Restricted Stock Units No Purchase Price shall apply to an RSU settled in Shares. All grants of RSUs will be evidenced by an Award Agreement that will be in   such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions   of this Plan. No  RSU will have a  term longer than ten (10) years from the date the RSU  is granted.

(b)

Form and Timing of Settlement Each Award Agreement shall specify the terms and conditions of settlement of the RSUs, to the extent permissible under applicable law. Settlement may be made in the form of cash or whole Shares or a  combination thereof,  all as the Committee determines.

(c)

Dividend Equivalent Payments The Board may permit Participants holding RSUs to receive dividend equivalent payments on  outstanding  RSUs  if  and  when  dividends are paid to stockholders on Shares. In the discretion of the Board, such dividend equivalent payments may be paid in cash or Shares and they may either be paid at the same time as dividend payments are made to stockholders or delayed until such time Shares are issued pursuant to the RSU grants and may be subject to the same vesting     or performance requirements as the RSUs. If the Board permits dividend equivalent payments to be made on RSUs, the terms and conditions for such payments will be set forth in the Award Agreement.

9.	Tax Withholding

(a)

Withholding Requirements Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant (or in the case of       the Participant’s death or in the event of a  permissible transfer of Awards hereunder,    the person exercising the Option, purchasing Restricted Shares or  receiving settlement  of the RSUs) to make such arrangements as the Administrator may require for the satisfaction of any applicable tax withholding arising in connection with the exercise of an Option, purchase of Restricted Shares, settlement of RSUs or disposition of Awards under Applicable Laws. The Participant (or  in  the  case  of  the  Participant’s death  or  in the event of a  permissible  transfer  of  Awards  hereunder,  the  person  exercising the Option, purchasing Restricted Shares or receiving settlement of RSUs) also shall make such arrangements as the Administrator may require for the satisfaction of any applicable U.S. federal, state, local, or non-U.S. tax withholding obligations, including those under the laws of the People’s Republic of China, that may arise in connection  with the disposition of Shares  acquired  pursuant  to  an  Award.  The  Company  shall not be required to issue  any  Shares  under  the  Plan  until  the  foregoing  obligations  are satisfied. Without limiting the generality  of  the  foregoing,  upon  the  exercise  of the Option, delivery of Restricted Shares or settlement of RSUs, the Company, or a  Parent or Subsidiary, as required by Applicable Law, shall have the right to withhold taxes from any compensation or other amounts that the Company or such Parent or Subsidiary, as applicable, may owe to the Participant, or to  require the Participant to  pay to the Company or such Parent or Subsidiary, as  applicable, the  amount of  any  taxes that the Company or such Parent or Subsidiary may be required to withhold with respect to the Shares issued to the Participant or the disposition of Awards or Shares.

(b)

Withholding Arrangements Without limiting the generality of the foregoing, the Administrator in its discretion may authorize the Participant to satisfy all or part of any tax withholding liability by (i) paying cash, (ii) having the Company, or the applicable Parent or Subsidiary, withhold otherwise deliverable Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, (iii) delivering to the Company already owned and unencumbered Shares having a  Fair Market Value equal   to the statutory amount required to be withheld, provided the delivery of  such Shares  will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion, or (iv) selling a sufficient number of  Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time  the  election is  made, not to exceed the amount determined by using the maximum U.S. federal, state, local, or  non-U.S. marginal income tax rates applicable to  the Participant with respect  to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

10.

Payment for Shares The consideration to be paid for the Shares to be issued under the Plan, including the method of payment, shall be determined  by  the  Administrator  (and,  in  the case of an Incentive Stock Option, shall be determined on the Date of Grant), subject to the provisions in this Section 10 and Applicable Law.

(a)

General Rule The entire Exercise Price or Purchase Price (as the case  may  be)  for Shares issued under the Plan shall be payable in cash or cash equivalents at the time when the Shares are purchased, except as otherwise provided in this Section 10 or Applicable Law.

(b)

Surrender of Shares To the extent that an Award Agreement so provides, all or any     part of the Exercise Price or Purchase Price (as the case may be) may be paid by surrendering, or attesting to the ownership of, Shares that are already owned by the Participant. These Shares shall be surrendered to the Company in good form for transfer and shall be valued at their Fair Market Value on the date the Option is exercised or Restricted Shares are purchased. The Participant shall not surrender, or attest to the ownership of, Shares in payment of the Exercise Price or Purchase Price (as the case  may be) if this action would subject the Company to adverse accounting consequences,   as determined by the Administrator.

(c)

Services Rendered At the discretion of the Administrator and to the extent so provided  in the agreements evidencing Awards of Shares under the Plan, Shares may be awarded under the Plan in consideration of services rendered to the Company or any Parent or Subsidiary prior to the Award to the extent permitted by Applicable Law.

(d)

Promissory Note At the discretion of the Administrator and to the extent an Award Agreement so provides and is permitted by Applicable Laws, all or a portion of the Exercise Price or Purchase Price (as the case may be) may be paid with a  promissory note in  favor of  the Company. The Shares shall be  pledged as  security for payment     of the principal amount of the promissory note and interest thereon. The interest rate payable under the terms of the promissory note shall not be less than the minimum        rate (if any) required to avoid the imputation of additional interest under the Code. Subject to the foregoing provisions of this Section 10(d), the Administrator (at its sole discretion) shall specify the term, interest rate, amortization requirements (if any), and other provisions of the promissory note.

(e)

Exercise/Sale At the discretion of the Administrator and to the extent an Award Agreement so provides, and if the Shares are publicly traded, payment may be made all  or in part by the delivery (on a form and in a manner prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company in  payment of  all or  part of the Exercise Price and any tax withholding.

(f)

Exercise/Pledge At the discretion of the Administrator and to the extent an Award Agreement so provides, and if the Shares are publicly traded, payment may be made all  or in part by the delivery (on a form and in a manner prescribed by the Company) of an irrevocable direction to pledge Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any tax withholding.

(g)

Net Exercise At the discretion of the Administrator and to the extent an Award Agreement so provides, all or a portion of the Exercise Price or Purchase Price (as the case may be) may be paid by a  net exercise arrangement pursuant to which the number  of Shares issued upon exercise or purchase is reduced by the minimum whole number   of Shares with a Fair Market Value sufficient to pay the aggregate Exercise Price or Purchase Price (as the case may be), pursuant to such terms and procedures as the Administrator in its sole discretion may specify.

(h)

Other Forms of Consideration At the discretion of  the Administrator and to  the extent  an Award Agreement so provides, all or a portion of the Exercise Price  or  Purchase  Price may be paid by any other form of consideration and method of payment to the extent permitted by Applicable Law, or any combination of the foregoing methods of payment.

11.	Non-transferability of Awards

(a)

Unless otherwise determined by the Administrator and so provided in the applicable Award Agreement (or be amended to provide), an Award shall be personal to the Participant and may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner (whether by operation of law or otherwise) and shall not be subject to execution, attachment, or similar process, and each Award may be exercised, during the lifetime of the Participant, only by the Participant. Upon any attempt to pledge, assign, hypothecate, transfer, or otherwise dispose of any Award or of any right  or privilege conferred by this Plan contrary to the provisions hereof, or upon the sale, levy or attachment or similar process upon the rights and privileges conferred by this Plan, such Award shall thereupon terminate and become null and void. In any event, no Options may be transferred or assigned.

(b)

Further, until the Company becomes subject to  the reporting requirements of  Section   13 or 15(d) of the Exchange Act, or after the Administrator determines that it is, will,      or may no longer be relying upon the exemption from registration under the Exchange Act as set forth in Rule 12h-1(f) promulgated under the Exchange Act, an Option, or prior to exercise, the Shares subject to the Option, may not be pledged, hypothecated or otherwise transferred or disposed of, in any manner, including by entering into any short position, any  “put  equivalent position” or  any  “call  equivalent position” (as  defined  in  Rule 16a-1(h) and Rule 16a-1(b) of  the Exchange Act, respectively), other than (i)   to persons who are “family members” (as defined in  Rule 701(c)(3) of  the Securities  Act through gifts or domestic relations orders, or (ii) to an executor or guardian of        the Participant upon the death or disability of the Participant. Notwithstanding the foregoing sentence, the Administrator, in its sole discretion, may determine to permit transfers to the Company or in connection with a Change in Control or other acquisition transactions involving the Company to the extent permitted by Rule 12h-1(f).

12.

Rights as a  Member Until the Shares actually are issued (as evidenced by the appropriate entry on the books of the Company or of  a  duly authorized transfer agent of  the Company),  no right to vote or receive dividends or any other rights as a  Member shall exist with respect  to the Shares, notwithstanding the exercise of the Award. No adjustment shall be made for        a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.

13.	Adjustments; Dissolution or Liquidation; Change in Control

(a)

Adjustments In  the event that any dividend or  other distribution (whether in  the form  of cash, Shares, other securities, or other property), recapitalization, share split, reverse share split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company,  or  other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, shall adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award.

(b)

Dissolution or Liquidation In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to  the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c)

Merger or Change in Control In the event of a merger or Change in Control, each outstanding Award will be treated as the Administrator determines without a Participant’s consent, including, without limitation, that (i) Awards will be  assumed,    or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof)  with  appropriate  adjustments  as  to  the  number and kind of shares and prices; (ii) upon written notice to a Participant, that the Participant’s Awards will terminate upon  or  immediately prior  to  the  consummation of such merger or Change in Control; (iii) outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of such merger or Change in  Control, and, to  the extent the Administrator determines, terminate upon or  immediately prior   to the effectiveness of  such  merger  or  Change  in  Control;  (iv)  (A)  the  termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization    of the Participant’s rights as  of  the  date  of  the  occurrence  of  the  transaction  (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment), or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion; or (v) any combination of the foregoing. In taking any of the actions permitted under   this Section 13(c), the Administrator will not be obligated to treat all Awards,  all  Awards held by a Participant, or all Awards of the same type, similarly.

(d)

Reservation of Rights Except as provided in this Section 13 and  in  the  applicable  Award Agreement, a  Participant shall have no  rights by  reason of  (i) any subdivision  or consolidation of Shares or other securities of any class, (ii) the payment of any dividend, or (iii) any other increase or decrease in the number of Shares or other  securities of any class. Any issuance by the Company of equity securities of  any class,  or securities convertible into equity securities of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the  number or  Exercise Price or Purchase Price of Shares subject to an Award. The grant of an Option or Restricted Share shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell, or  transfer all  or  any part of its business or assets.

14.	Leaves of Absence

(a)	Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence.

(b)

A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company, its Parent or any Subsidiary or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor.

(c)

For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract.  If reemployment upon expiration of  a  leave of  absence approved by  the Company is  not so guaranteed, then six (6) months following the first (1st) day of such leave, any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

15.

Date of Grant The Date of Grant of an Award shall, for all purposes, be the date on which     the Administrator makes the determination to grant the Award, or such other later date as is determined by the Administrator; provided, however, that the Date of Grant of an Incentive Stock Option shall be no earlier than the date on which the individual becomes an Employee.

16.	Securities Law Requirements

(a)

Legal Compliance Notwithstanding any other provision of the Plan or any agreement entered into by the Company pursuant to the Plan, the Company shall not be obligated, and shall have no liability for failure to deliver any Shares under the Plan unless the issuance and delivery of Shares comply with (or are exempt  from)  all  Applicable Laws, including, without limitation, the Securities  Act,  U.S.  state  securities  laws and regulations, the laws and regulations of the People’s Republic of China, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)

Investment Representations Shares delivered under the Plan shall be subject to transfer restrictions, and the person acquiring the Shares shall, as a condition to  the exercise of  an Option or the purchase of Restricted Shares if requested by the Company, provide  such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with Applicable Law, including, without limitation, the representation and warranty at  the  time  of  acquisition  of  Shares  that the Shares are being acquired only for investment purposes and without any present intention to sell, transfer, or distribute the Shares.

(c)

Regulation S Transfer Restrictions Any Shares issued pursuant to a Reg. S Restricted Share, Reg. S RSU or the exercise of a Reg. S Option shall not be offered or sold in an unregistered transaction to a U.S. Person or for the account or benefit of a U.S. Person prior to the expiration of the first anniversary (or the six-month anniversary if the Company is a “reporting issuer,” as defined in Rule 902 under the Securities Act) of the date on which the Shares underlying the Reg. S Restricted Share, Reg. S RSU or Reg. S Option are issued by the Company (the “Regulation S Compliance Period”). Any Shares offered or sold pursuant to a Reg. S Restricted Share, Reg S. RSU or the exercise of a Reg. S Option prior to the expiration of the Regulation S Compliance Period may be offered or sold only if permitted by the Administrator in accordance with the following conditions: (i) the purchaser of Shares issued pursuant to a Reg. S Restricted Share, Reg

S. RSU or the exercise of a Reg. S Option certifies that it is not a U.S. Person and is not acquiring the Shares for the account or benefit of any U.S. Person or is a  U.S. Person who is purchasing the Shares in a  transaction that does not require registration under   the Securities Act; (ii) the purchaser or recipient, as applicable, of the Shares issued pursuant to a Reg. S Restricted Share, Reg S. RSU or the exercise of a Reg. S Option agrees to resell such Shares only in accordance with the provisions of Regulation S promulgated under the Securities Act, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration; and agrees not to engage in hedging transactions with regard to such Shares unless in compliance with the Securities Act; and (iii)  the  certificate  evidencing  the  Shares  shall  contain  restrictive  legends to a similar effect as set forth in (ii). The restrictions described in  this Section 16(c)  shall be set forth in the applicable Award Agreement and shall apply in addition to any restrictions that may apply to holders of Shares generally.

17.

Inability to Obtain Authority The inability of the Company, a Parent or a Subsidiary to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as  to  which such requisite authority shall not have been obtained. In  addition, the inability   of a Participant who is a resident of the People’s Republic of China to obtain authority (including approval and registration) from relevant regulatory bodies of the People’s Republic of China, which authority is deemed by the Company’s counsel to be necessary to   the lawful issuance and sale of any Shares hereunder, shall relieve the Company, any Parent and any Subsidiary of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained, and if the inability is revealed or occurs after such Shares have been issued or sold by the Company, the inability shall entitle the Company to redeem or request the Participant to transfer the Shares so issued on such terms as the Administrator determines, subject to Applicable Law. The Company, any Parent and any Subsidiary shall be relieved from any liability for the redemption and the request for transfer.

18.

Approval by Members The Plan shall be subject to approval by the Members of the Company within twelve (12) months before or after the date the Plan is adopted by the Board. Such approval by Members of the Company shall be obtained in the degree and manner required under Applicable Law. Awards may be granted but Options may not be exercised, Restricted Shares may not be purchased and RSUs may not be settled prior to approval of the Plan by Members of the Company.

19.	Duration and Amendment

(a)

Term of Plan Subject to approval by Members of the Company in accordance with Section 18 hereof, the Plan shall become effective upon the earlier to occur of  its adoption by the Board or  its  approval by  the  Members of  the  Company as  described in Section 18 hereof. In the event that the Members of the Company fail to approve        the Plan within twelve (12) months prior to or after its adoption by the Board, any Awards that have been granted and any Shares that have been awarded or  purchased under the Plan shall be rescinded, and no additional Awards shall be granted thereafter. Unless sooner terminated under Section 19(b) hereof, the Plan shall continue in  effect  for a  term of ten (10) years from the effective date of the Plan (or such earlier date as may apply under section 422 of the Code), but Awards previously granted may extend beyond such date.

(b)	Amendment and Termination The Administrator may at any time amend, alter, suspend, or terminate the Plan. The Plan so amended must comply with the requirements of the Hong Kong Listing Rules.

(c)

Approval by Members The Administrator shall obtain approval of the Members of any Plan amendment to  the extent necessary or  desirable to  comply with Applicable Law.  In particular, the specific provisions of the Plan which relate to the matters set out in   Rule 17.03 of the Hong Kong Listing Rules cannot be altered to the advantage of the Participants and changes to the authority of the Board or  the Administrators in  relation  to any alteration of the terms of this Plan shall not be made, in either case, without the prior approval of the Members in general meeting. Any alterations to the terms and conditions of the Plan which are of a material nature or any change to the terms of the Awards granted must be approved by the Members, except where the alterations take effect automatically under the existing terms of the Plan. The Board’s determination as  to whether any proposed alteration to the terms and conditions of the Plan is material shall be conclusive.

(d)

Effect of Amendment or Termination No amendment, alteration, suspension, or termination of the Plan shall materially and adversely impair the rights of any Participant with respect to an outstanding Award, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination. No Shares shall be issued or sold under the Plan after the termination thereof, except upon exercise of an Award granted prior to the termination of the Plan.

20.

Legending Share Certificates In order to enforce any restrictions imposed upon Shares issued upon the exercise of Options or the acquisition of Restricted Shares or Shares issued in settlement of RSUs, including, without limitations, the restrictions described in Sections 6(j), 7(e), and 16(c) hereof, the Administrator may cause a legend or legends to be placed on any share certificates representing the Shares, which legend or legends shall make appropriate reference to the restrictions, including, without limitation, a restriction against sale of the Shares for any period as may be required by Applicable Law.

21.

No Retention Rights Neither the Plan nor any Award shall confer upon any Participant any right to continue his or her relationship as a Service Provider with the  Company for  any period of specific duration or interfere in any way with his or her right or the right of the Company (or any Parent or Subsidiary employing or retaining the Participant), which  rights are hereby expressly reserved by each, to terminate this relationship at any time, with or without cause, and with or without notice.

22.

No Trust or Fund  Created  Neither  the  Plan  nor  any  Award  shall  create  or  be  construed to create a trust or separate fund of any kind or a fiduciary relationship between  the  Company or any Parent or Subsidiary and a Participant or any  other  person. To  the  extent that any Participant acquires a  right to  receive payments from the Company or  any Parent    or Subsidiary pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company, a Parent, or any Subsidiary.

23.

No Rights to Awards No Participant, eligible Service Provider, or other person shall have    any claim to be granted any Award under the Plan, and there is no obligation for uniformity     of treatment of Service Providers, Participants, or holders or beneficiaries of Awards under   the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

24.

Cancellation of Awards The Board may at any time with the consent of and on such terms       as may be agreed with the relevant Participant cancel Awards previously granted but which have not yet vested. Where the Company cancels Awards and offers new Awards to the same Participant, the offer of such new Awards may only be made with available Awards to the extent not yet granted (excluding the cancelled Awards) within the limits prescribed by this plan.

[Remainder of Page Intentionally Left Blank]

EXHIBIT A

CALIFORNIA AWARD TERMS AND CONDITIONS

This Exhibit A to the Tuya Inc. 2015 Equity Incentive Plan will apply only to Participants who are residents of the State of California and who are receiving an Award under the Plan. Capitalized  terms contained herein will have the same meanings given to them in the Plan, unless otherwise provided by this Exhibit A. Notwithstanding any provisions contained in the Plan to the contrary  and to the extent required by Applicable Laws, the following terms will apply  to  all  Awards granted to residents of the State of California, until such time as the Administrator amends this Exhibit A or the Administrator otherwise provides. This Exhibit A  will be  deemed to  be  part of  the Plan and the Administrator will have the authority to amend this Exhibit A in accordance with Section 19 of the Plan.

1.

Eligibility. Reg. S  Options, Reg. S  Restricted Shares and Reg. S  RSUs may be granted only to Service Providers that are not U.S. Persons. Nonstatutory Stock Options that are not designated as Reg. S Options, Restricted Shares that are not designated as Reg. S Restricted Shares and RSUs that are not designated as Reg. S RSUs may be granted only to Service Providers. Incentive Stock Options may be granted only to Employees.

2.	Option Term. The term of each Option will be stated in the Award Agreement, provided, however, that the term will be no more than ten (10) years from the date of grant thereof.

3.	Termination of Service.

(a)

If a Participant ceases to  be  a  Service Provider, such Participant may exercise his or  her Option within thirty (30) days of termination, or such longer period of time as specified in the Award Agreement, to the extent that the Option is vested on the date of termination (but in no event later than the expiration date determined by Section 6(e) of the Plan).

(b)

If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within six (6) months of termination,        or such longer period of time as specified in the Award Agreement, to the extent the Option is vested on the date of  termination (but in  no  event later than the expiration  date determined by Section 6(e) of the Plan).

(c)

If a Participant dies while a Service Provider, the Option may be exercised within six (6) months following Participant’s death, or such longer period of time as specified in the Award Agreement, to the extent that the Option is vested on the date of death (but in no event later than the expiration date determined by Section 6(e) of the Plan).

4.

Transferability. Unless determined otherwise by the Administrator, Awards shall be personal to the Participant and may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner, and may be exercised, during the lifetime of the Participant, only by the Participant. Upon any attempt to pledge, assign, hypothecate, transfer, or otherwise dispose of any Award or of any right or privilege conferred by this Plan contrary to the provisions hereof, or upon the sale, levy or attachment or similar process upon the rights and privileges conferred by this Plan, such Award shall thereupon terminate and become null and void.

5.

Adjustments. In  the event that any dividend or  other distribution (whether in  the form of cash, Shares, other securities, or other property), recapitalization, share split, reverse share split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, shall adjust the number and class of  Shares that may be  delivered under        the Plan and/or the number, class, and price of Shares covered by each outstanding Award; provided, however, that the Administrator shall make such adjustments to an Award as required by Section 25102(o) of the California Corporations Code to the extent the Company is relying upon the exemption afforded thereby with respect to the Award.

6.	Grant of Award. No Award will be granted to a resident of California more than ten (10) years after the earlier of the date of adoption of the Plan or the date the Plan is approved by the Members.